11-K

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan
Oklahoma City, Oklahoma

We consent to the incorporation by reference in the Registration Statements (Nos. 333-07255, 333-30324, 333-118312, 333-157504 and 333-192175) on Form S-8 of Chesapeake Energy Corporation of our report dated June 25, 2020, relating to the financial statements and supplemental schedule of Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which appears in the Annual Report on Form 11-K of Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan for the year ended December 31, 2019.

/s/ HoganTaylor LLP
Oklahoma City, Oklahoma
June 25, 2020